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                         Consent of Independent Auditors


We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 2-69298) pertaining to the Retirement Savings Plan (formerly the Employees Savings and Thrift Plan) of Houghton Mifflin Company of our report dated June 16, 1997, with respect to the financial statements and schedules of the Houghton Mifflin Retirement Savings Plan included in this Annual Report (Form 11-K) for the year ended December 31, 1996.



                                                 /s/ Ernst & Young LLP
                                                 ------------------------
                                                 Ernst & Young LLP




Boston, Massachusetts
June 16, 1997


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